Consent of Independent Accountants

                                                                      Exhibit 23



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-56965) and Form S-4 (No. 33-64167) and in the Registration Statements on Form S-8 (Nos. 33-01893, 33-45900, 33-39529, 33-63732, 33-61240, 33-61238, 33-50369 and
33-52699) of Crown Cork & Seal Company, Inc. of our report dated March 5, 1996, appearing on page 25 of this Form 10-K.


PRICE WATERHOUSE LLP

Philadelphia, PA
March 28, 1996